Consent of Independent Registered Public Accounting Firm
The Board of Directors of Eagle Rock Energy G&P, LLC and Unitholders of Eagle Rock Energy Partners, L.P.:
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333‑147244 and No. 333-163554), on Form S-4 (No. 333-177958), and on Form S-8 (No. 333-169472) of Eagle Rock Energy Partners, L.P. and subsidiaries of our reports dated February 28, 2012, with respect to the consolidated balance sheet of Eagle Rock Energy Partners, L.P. and subsidiaries as of December 31, 2011, and the related consolidated statements of operations, members' equity, and cash flows for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10‑K of Eagle Rock Energy Partners, L.P.

Our report refers to our audit of the adjustments that were applied to retrospectively adjust the 2010 and 2009 consolidated financial statements disclosures for changes made in 2011 to the composition of the Partnership's reportable segments, as more fully described in Note 14 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2010 and 2009 consolidated financial statements other than with respect to such adjustments.

Our report dated February 28, 2012, on the effectiveness of internal control over financial reporting as of December 31, 2011, contains an explanatory paragraph that states the Partnership acquired all of the outstanding membership interests of CC Energy II L.L.C. and subsidiaries (Crow Creek Energy) during 2011, and management excluded from its assessment of the effectiveness of the Partnership's internal control over financial reporting as of December 31, 2011, Crow Creek Energy's internal control over financial reporting as of and for the year ended December 31, 2011. Our audit of internal control over financial reporting of the Partnership also excluded an evaluation of the internal control over financial reporting of Crow Creek Energy.

/s/ KPMG LLP
Houston, Texas
February 28, 2012